Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
THIRD QUARTER AND YEAR-TO-DATE 2014 RESULTS
Global volume growth of 1% in the quarter and 2% year to date
Global volume and value share gains in nonalcoholic ready-to-drink beverages
Expands productivity initiatives with $3 billion in annualized savings by 2019
THIRD QUARTER AND YEAR-TO-DATE 2014 HIGHLIGHTS

•
Reported net revenues were even in the quarter and declined 2% year to date. Excluding the impact of structural changes, comparable currency neutral net revenues grew 1% in the quarter and 2% year to date.

•	Global unit case volume grew 1% in the quarter and 2% year to date. Coca-Cola International volume grew 1% in the quarter while North America volume declined 1%.

•	Global price/mix increased 1% in both the quarter and year to date.

•
Reported operating income increased 10% in the quarter and 2% year to date. Excluding the impact of structural changes, comparable currency neutral operating income grew 5% in both the quarter and year to date, while the Company continued to invest for growth in its brands with its global system partners.

•	Third quarter reported EPS was $0.48, a decline of 13%, and comparable EPS was $0.53, even with the prior year quarter. Comparable currency neutral EPS increased 6%.

•	Year-to-date cash from operations was $8.0 billion.

ATLANTA, Oct. 21, 2014 – The Coca-Cola Company today reported third quarter and year-to-date 2014 operating results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, “Earlier this year, we announced five strategic priorities to restore momentum and reinvigorate long-term sustainable growth. While we have begun to see early signs of progress, we recognize that we need to increase the scope and pace of change as we continue to face a challenging macroeconomic environment. We are therefore taking actions to strengthen our long-term financial performance, including further aligning our organization and our incentive plans to drive revenue and profit growth, increasing our productivity target to $3 billion in annualized savings by 2019, streamlining and simplifying our organization, and proceeding with plans for refranchising the majority of Company-owned North American bottling territories by the end of 2017. While these actions will take time to implement, we are confident that they will position The Coca-Cola Company to continue delivering sustainable value to our shareowners as we work toward our 2020 Vision.”
PERFORMANCE HIGHLIGHTS

•	The Coca-Cola Company reported global volume growth of 1% in the third quarter and 2% year to date and gained volume and value share in nonalcoholic ready-to-drink (NARTD) beverages in the quarter.

•
Global sparkling beverage volume was even in the quarter and grew 1% year to date as a challenging macroeconomic environment, adverse weather in certain regions and competitive pressures in certain markets impacted results. However, on a global basis the Company gained volume and value share in core sparkling beverages in the quarter due, in part, to successful execution of the Share a Coke marketing campaign in many markets around the world. Worldwide brand Coca-Cola volume was even in the quarter while Sprite and Fanta both grew 1%.

•
The Company reported progress in certain key markets during the quarter despite a challenging macroeconomic environment. In North America, a rational approach to pricing, incremental media investments, high quality marketing programs, and disciplined price/pack strategies emphasizing small packages drove incidence and revenue growth in sparkling beverages. In key emerging markets, including India, Sub-Saharan Africa and the Middle East, our incremental media investments are driving recruitment with solid net revenue and volume growth. This gives us confidence that when we invest in our brands, align on a system plan and focus on execution, we see positive results.

•
Worldwide still beverage volume grew 2% in the quarter and 5% year to date, with tea contributing 4% volume growth in the quarter and both water and energy drinks volume growing 7%. Volume growth in these beverage categories was partially offset by a decline in juices and juice drinks, due in part to price increases to cover higher input costs in North America, and a decline in sports drinks. The Company maintained global volume share while gaining global value share in total still beverages in the quarter and gained value share in juices and juice drinks, ready-to-drink tea, energy drinks and packaged water.

•
After adjusting for structural changes, the Company delivered comparable currency neutral net revenue growth of 1% in the quarter, capturing global price/mix of 1%. On a year-to-date basis, comparable currency neutral net revenues grew 2% after adjusting for structural changes.

•
Excluding the impact of structural changes, comparable currency neutral operating income grew 5% in the quarter and year to date, while the Company increased its media investments by double digits as compared to the prior year.

•
The Company generated $8.0 billion in cash from operations year to date enabling it to pay a healthy dividend, reinvest in the business and return $1.9 billion to its shareowners through net share repurchases. The Company is now targeting full-year 2014 net share repurchases of $2.5 billion.

OPERATING REVIEW

	Three Months Ended September 26, 2014
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income	Comparable Currency Neutral Operating Income Excluding Structural

Total Company	1	0	10	3	5

Eurasia & Africa	5	6	15	24
Europe	(5)	1	1	0
Latin America	2	(4)	(9)	(4)
North America	(1)	(2)	(5)	(1)
Asia Pacific	2	5	11	5
Bottling Investments	1	0	(39)	(2)

	Three Months Ended September 26, 2014
	% Favorable / (Unfavorable)
	Concentrate Sales/ Reported Volume *	Price/Mix	Currency	Structural Changes	Net Revenues	Comparable Currency Neutral Net Revenues	Comparable Currency Neutral Net Revenues Excluding Structural

Total Company	1	1	(1)	(1)	0	0	1

Eurasia & Africa	4	7	(5)	0	6	11	11
Europe	(5)	3	3	0	1	(2)	(2)
Latin America	1	5	(5)	(5)	(4)	0	6
North America	(1)	1	0	(2)	(2)	(2)	0
Asia Pacific	4	(1)	(3)	5	5	3	3
Bottling Investments	1	0	1	(2)	0	(1)	1
* Represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment data reflects unit case volume growth for consolidated bottlers only and is computed on a reported basis.

OPERATING REVIEW (CONTINUED)

	Nine Months Ended September 26, 2014
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income	Comparable Currency Neutral Operating Income Excluding Structural

Total Company	2	(2)	2	3	5

Eurasia & Africa	4	0	2	13
Europe	(3)	6	5	2
Latin America	1	(7)	(12)	1
North America	0	(1)	7	(1)
Asia Pacific	5	0	1	5
Bottling Investments	(3)	(9)	(86)	(26)

	Nine Months Ended September 26, 2014
	% Favorable / (Unfavorable)
	Concentrate Sales/ Reported Volume *	Price/Mix	Currency	Structural Changes	Net Revenues	Comparable Currency Neutral Net Revenues	Comparable Currency Neutral Net Revenues Excluding Structural

Total Company	1	1	(2)	(2)	(2)	0	2

Eurasia & Africa	2	7	(9)	0	0	9	9
Europe	(3)	5	4	0	6	2	2
Latin America	(1)	8	(11)	(3)	(7)	3	7
North America	(1)	1	0	(1)	(1)	(1)	0
Asia Pacific	5	(2)	(5)	2	0	4	4
Bottling Investments	5	(1)	(1)	(12)	(9)	(9)	3
* Represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment data reflects unit case volume growth for consolidated bottlers only and is computed on a reported basis.

EURASIA AND AFRICA

•
Volume grew 5% in the Eurasia and Africa Group in the quarter leading to volume and value share gains in NARTD beverages. With the exception of the Russia, Ukraine and Belarus business unit, where volume declined 3%, the Company experienced solid volume growth across the group in the quarter driven by activation of the Share a Coke campaign, increased media investments, new packaging introductions and targeted investments in cold-drink equipment. Volume grew high single digits in both the Middle East & North Africa and Central, East & West Africa business units. Sparkling beverage volume grew 5% in the quarter, led by brand Coca-Cola, which helped the Company capture sparkling volume share. Still beverage volume grew 6% in the quarter, leading to volume and value share gains.

•
Reported operating income grew 15% in the quarter, which included a 9 point headwind from foreign currency. Comparable currency neutral operating income grew 24% reflecting strong net revenue growth, with a good balance of volume and price/mix, and positive operating leverage. Increased brand investments were partially offset by efficient management and timing of operating expenses. Growth in concentrate sales lagged growth in unit case sales due to the timing of shipments in the Middle East & North Africa business unit last year.

EUROPE

•
Top-line results in Europe were impacted by a 5% decrease in volume in the quarter as poor weather, competitive pressures and a deteriorating macroeconomic environment negatively impacted sales. Sparkling beverages declined mid single digits while still beverage volume declined low single digits. Volume in the Germany and Iberia business units declined 1% and 2%, respectively, in the quarter, yet Germany gained volume and value share in NARTD beverages due to successful marketing campaigns, price/pack architecture enhancements and solid marketplace execution. The Company continues to innovate and to expand its premium brand portfolio, as demonstrated by the launch of Coca-Cola Life and smartwater in Great Britain during the quarter. The Europe Group maintained value share in still beverages benefiting from gains in juices and juice drinks as well as sports drinks.

•
Reported operating income grew 1% in the quarter, which included a 2 point benefit from foreign currency. Comparable currency neutral operating income was even in the quarter, reflecting a 2% decline in currency neutral net revenues offset by positive operating leverage. Currency neutral net revenues were negatively impacted by a decrease in concentrate sales which was partially offset by a 3% increase in price/mix. Both the decrease in concentrate sales and positive price/mix were largely attributable to price increases in certain markets within the Northwest Europe & Nordics and Central & Southern Europe business units. The positive operating leverage was primarily due to the timing of operating and marketing expenses.

LATIN AMERICA

•
Latin America top-line results were driven by volume growth of 2% in the quarter as sports drinks, water, tea and dairy contributed to still beverage volume growth of 9% while sparkling beverage volume, including brand Coca-Cola, was even. The Latin Center business unit delivered strong volume growth of 7% in the quarter, while the Mexico and South Latin business units grew 2% and 1%, respectively. Volume declined 1% in Brazil in the quarter. Affordability strategies, including returnable PET and entry level packages, are helping to mitigate the impact of high inflation and declining consumer confidence in key markets and leading to immediate consumption packages outperforming future consumption packages in sparkling beverages in Latin America.

•
Reported operating income decreased 9% in the quarter, which included a 6 point headwind from foreign currency. Comparable currency neutral operating income decreased 4% as strong price/mix and growth in concentrate sales were offset by increased marketing investments and the provision enacted in Venezuela earlier this year that imposes a maximum threshold for profit margins. The strong price/mix reflects positive pricing in the Mexico, Brazil and South Latin business units.

NORTH AMERICA

•
In North America, a rational approach to pricing, incremental media investments, high quality marketing programs and disciplined price/pack strategies emphasizing small packages drove incidence and revenue growth in sparkling beverages as well as value share gains in NARTD beverages for the 18th consecutive quarter. Immediate consumption packages outperformed future consumption packages in sparkling beverages, reflecting our emphasis on recruiting new consumers by offering a variety of entry level packages. Sparkling beverage volume declined 1% in the quarter while sparkling price/mix grew a solid 3% due to strong pricing and the performance of our smaller size packages. A successful Share a Coke campaign activation helped the Company gain value share in the competitive sparkling beverage segment, resulting in the ninth consecutive quarter in which the Company gained or maintained sparkling value share. Still beverage volume declined 1%, while the Company gained value share in still beverages, making this the 29th consecutive quarter that the still beverage portfolio has either gained or maintained value share. Volume growth in tea, energy drinks and water was offset by declines in juices and juice drinks as well as sports drinks.

•
Reported net revenues decreased 2% in the quarter, which included a 2 point headwind from structural items related to refranchised territories and changes to our process of buying and selling recyclable materials. Positive price/mix of 1% was offset by a decrease in volume. Reported operating income decreased 5%, which included items impacting comparability, principally net gains/losses related to economic hedges. Comparable currency neutral operating income decreased 1%, primarily driven by increased brand investments and the impact of structural items, partially offset by gross margin expansion.

ASIA PACIFIC

•
Asia Pacific volume grew 2% in the quarter, with 3% sparkling beverage growth and even still beverage volume, leading to volume and value share gains in NARTD beverages as the Company continued to focus on its recruitment strategy. Among key markets, India delivered volume and value share gains with double-digit volume growth, while China and Japan also delivered volume and value share gains despite volume declines of 1% and 4%, respectively, in the quarter. Although weather was a benefit in India, it negatively impacted the Company’s performance in China and Japan as both countries experienced an unseasonably cool summer. China delivered brand Coca-Cola volume growth of 4% and benefited from the launch of Schweppes C+ earlier in the year, while Japan grew water and tea volume through innovations including I LOHAS Sparkling and a milder green tea formulation for Ayataka.

•
Reported operating income increased 11% in the quarter, which included a 6 point headwind from foreign currency. Additionally, reported net revenue and operating income growth reflect a benefit from items impacting comparability as the Company cycled the deferral of revenue and gross profit associated with the intercompany portion of concentrate sales to Coca-Cola East Japan (CCEJ) following the closing of the merger of four of the Company’s bottling partners to create CCEJ on July 1, 2013. Comparable currency neutral operating income increased 5%, driven by 4% growth in concentrate sales partially offset by 1 point of negative price/mix in the quarter. Growth in concentrate sales was ahead of growth in unit case sales for the quarter, primarily due to the timing of shipments, but is in line on a year-to-date basis.

BOTTLING INVESTMENTS

•	Bottling Investments Group (BIG) volume grew 1% in the quarter after adjusting for the impact of the restructuring of Company-owned juice operations in Russia.

•	Reported operating income decreased 39% in the quarter while comparable currency neutral operating income decreased 2%.

FINANCIAL REVIEW
Summary of Third Quarter 2014 Financial Performance

•
Reported financial performance for the third quarter included the impact of certain structural changes, primarily the refranchising of territories in North America to certain unconsolidated bottling partners, changes in our process of buying and selling recyclable materials in North America, and lower revenues and operating income in the Company’s Venezuelan business. As disclosed last quarter, the Venezuelan government enacted a new provision that imposed a maximum threshold for profit margins.

•
Reported net revenues were even. Excluding the impact of structural changes, comparable currency neutral net revenues grew 1%, reflecting 1% concentrate sales growth and 1% positive price/mix. Concentrate sales growth and unit case volume growth were in line during the quarter.

•
Reported gross profit increased 1%. Excluding the impact of structural changes, comparable currency neutral gross profit increased 4%, driven by net revenue growth and gross margin expansion due to geographic mix and a slight tailwind from commodity costs.

•
Reported operating income grew 10%. Excluding the impact of structural changes, comparable currency neutral operating income increased 5%, which was slightly ahead of gross profit growth. The 1 point of operating expense leverage reflects a double-digit increase in media investments offset by the efficient management of operating expenses and the reversal of certain expenses related to the Company’s long-term incentive plans. Structural changes were a 2 point headwind and foreign currency was a 3 point headwind on operating income during the quarter. Items impacting comparability reduced third quarter 2014 reported operating income by $129 million and reduced third quarter 2013 reported operating income by $376 million.

•
Although the currency headwind on operating income was in line with the outlook provided last quarter, foreign currency unfavorably impacted EPS by 6 points due to additional currency headwinds related to remeasurement gains/losses recorded in the line item Other income (loss) — net.

•
Reported EPS was $0.48 and comparable EPS was $0.53. Items impacting comparability reduced third quarter 2014 reported EPS by a net $0.05 and increased third quarter 2013 reported EPS by a net $0.01. Comparable currency neutral EPS increased 6% during the quarter.

•
The reported effective tax rate for the third quarter was 20.2%, while the underlying effective tax rate on operations for the quarter was 22.5%. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in this document in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule. The underlying effective tax rate does not reflect the impact of significant or unusual items and discrete events, which, if and when they occur, are separately recognized in the appropriate period.

•
Year-to-date cash from operations was $8.0 billion, up 3%, primarily due to cycling incremental pension contributions last year and the efficient management of working capital, partially offset by an unfavorable impact from foreign currency exchange rates and the deconsolidation of the Company’s Brazilian bottling operations in July 2013.

•	Year-to-date net share repurchases totaled $1.9 billion.

2014 OUTLOOK

•	We expect the impact of structural items to be a 1 to 2 point headwind on net revenues and an approximate 2 point headwind on operating income during the fourth quarter of 2014.

•
We continue to expect fluctuations in currency exchange rates to have an unfavorable impact on our reported results in 2014. Based on current spot rates, our existing hedge positions, and the cycling of our prior year rates, we expect an approximate 7 point headwind on operating income during the fourth quarter of 2014. We now estimate currency will be a 6 point headwind on our full-year operating income, which is at the high end of the outlook we provided last quarter.

•	We continue to expect operating leverage to be flat to slightly positive for the full year.

•	We are now targeting full-year 2014 net share repurchases of $2.5 billion.

•	Given the above, the Company expects to be below its long-term EPS growth target for 2014.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, see the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•	“Concentrate sales” represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•	“Sparkling beverages” means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
“Still beverages” means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 24 eight-ounce servings of finished beverage. “Unit case volume” means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2014 financial results were impacted by one less selling day, and fourth quarter 2014 financial results will be impacted by one additional selling day. Unit case volume results for the quarters are not impacted by the variance in selling days due to the average daily sales computation referenced above.

•	As previously announced, effective Jan. 1, 2014, the Company renamed the Company’s Pacific operating segment the Asia Pacific operating segment.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss third quarter and year-to-date 2014 results today, Oct. 21, 2014 at 9:30 a.m. EDT. We invite investors to listen to a live audiocast of the conference call at our website, http://www.coca-colacompany.com in the “Investors” section. Supplemental materials that support the prepared remarks for the conference call will also be available for download. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the “Investors” section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 26, 2014	September 27, 2013	% Change[1]
Net Operating Revenues	$11,976	$12,030	0
Cost of goods sold	4,630	4,793	(3)
Gross Profit	7,346	7,237	1
Selling, general and administrative expenses	4,507	4,424	2
Other operating charges	128	341	(63)
Operating Income	2,711	2,472	10
Interest income	169	136	25
Interest expense	113	90	26
Equity income (loss) — net	205	204	1
Other income (loss) — net	(312)	658	—
Income Before Income Taxes	2,660	3,380	(21)
Income taxes	538	925	(42)
Consolidated Net Income	2,122	2,455	(14)
Less: Net income (loss) attributable to noncontrolling interests	8	8	24
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,114	$2,447	(14)
Diluted Net Income Per Share[2]	$0.48	$0.54	(13)
Average Shares Outstanding — Diluted[2]	4,445	4,498

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended September 26, 2014 and September 27, 2013, basic net income per share was $0.48 for 2014 and $0.55 for 2013 based on average shares outstanding — basic of 4,383 million for 2014 and 4,426 million for 2013. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 26, 2014	September 27, 2013	% Change[1]
Net Operating Revenues	$35,126	$35,814	(2)
Cost of goods sold	13,532	14,106	(4)
Gross Profit	21,594	21,708	(1)
Selling, general and administrative expenses	12,880	12,991	(1)
Other operating charges	457	594	(23)
Operating Income	8,257	8,123	2
Interest income	436	381	15
Interest expense	344	314	10
Equity income (loss) — net	530	537	(1)
Other income (loss) — net	(630)	522	—
Income Before Income Taxes	8,249	9,249	(11)
Income taxes	1,896	2,331	(19)
Consolidated Net Income	6,353	6,918	(8)
Less: Net income (loss) attributable to noncontrolling interests	25	44	(42)
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,328	$6,874	(8)
Diluted Net Income Per Share[2]	$1.42	$1.52	(7)
Average Shares Outstanding — Diluted[2]	4,454	4,518

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the nine months ended September 26, 2014 and September 27, 2013, basic net income per share was $1.44 for 2014 and $1.55 for 2013 based on average shares outstanding — basic of 4,392 million for 2014 and 4,442 million for 2013. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 26, 2014	December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$11,084	$10,414
Short-term investments	9,185	6,707
Total Cash, Cash Equivalents and Short-Term Investments	20,269	17,121
Marketable securities	3,445	3,147
Trade accounts receivable, less allowances of $58 and $61, respectively	5,081	4,873
Inventories	3,277	3,277
Prepaid expenses and other assets	3,277	2,886
Assets held for sale	103	—
Total Current Assets	35,452	31,304
Equity Method Investments	10,582	10,393
Other Investments	3,737	1,119
Other Assets	4,850	4,661
Property, Plant and Equipment — net	14,738	14,967
Trademarks With Indefinite Lives	6,619	6,744
Bottlers' Franchise Rights With Indefinite Lives	7,025	7,415
Goodwill	12,188	12,312
Other Intangible Assets	1,123	1,140
Total Assets	$96,314	$90,055

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,517	$9,577
Loans and notes payable	19,175	16,901
Current maturities of long-term debt	2,524	1,024
Accrued income taxes	528	309
Liabilities held for sale	16	—
Total Current Liabilities	32,760	27,811
Long-Term Debt	20,111	19,154
Other Liabilities	3,383	3,498
Deferred Income Taxes	6,391	6,152
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	12,901	12,276
Reinvested earnings	63,972	61,660
Accumulated other comprehensive income (loss)	(3,843)	(3,432)
Treasury stock, at cost — 2,665 and 2,638 shares, respectively	(41,361)	(39,091)
Equity Attributable to Shareowners of The Coca-Cola Company	33,429	33,173
Equity Attributable to Noncontrolling Interests	240	267
Total Equity	33,669	33,440
Total Liabilities and Equity	$96,314	$90,055

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
	September 26, 2014	September 27, 2013
Operating Activities
Consolidated net income	$6,353	$6,918
Depreciation and amortization	1,477	1,444
Stock-based compensation expense	143	155
Deferred income taxes	(179)	179
Equity (income) loss — net of dividends	(259)	(270)
Foreign currency adjustments	305	140
Significant (gains) losses on sales of assets — net	410	(670)
Other operating charges	192	331
Other items	38	137
Net change in operating assets and liabilities	(501)	(652)
Net cash provided by operating activities	7,979	7,712
Investing Activities
Purchases of investments	(14,098)	(11,451)
Proceeds from disposals of investments	9,558	9,601
Acquisitions of businesses, equity method investments and nonmarketable securities	(343)	(326)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	73	869
Purchases of property, plant and equipment	(1,618)	(1,625)
Proceeds from disposals of property, plant and equipment	150	64
Other investing activities	(280)	(115)
Net cash provided by (used in) investing activities	(6,558)	(2,983)
Financing Activities
Issuances of debt	33,292	31,147
Payments of debt	(28,494)	(27,293)
Issuances of stock	1,058	1,079
Purchases of stock for treasury	(2,963)	(3,892)
Dividends	(2,680)	(2,494)
Other financing activities	(409)	70
Net cash provided by (used in) financing activities	(196)	(1,383)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(555)	(670)
Cash and Cash Equivalents
Net increase (decrease) during the period	670	2,676
Balance at beginning of period	10,414	8,442
Balance at end of period	$11,084	$11,118

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)
Eurasia & Africa	$709	$669	6	$265	$231	15	$272	$228	19
Europe	1,429	1,420	1	752	742	1	763	755	1
Latin America	1,177	1,230	(4)	653	720	(9)	654	719	(9)
North America	5,599	5,719	(2)	760	803	(5)	486	805	(40)
Asia Pacific	1,575	1,496	5	638	575	11	648	585	11
Bottling Investments	1,823	1,832	0	14	22	(39)	205	214	(4)
Corporate	43	27	59	(371)	(621)	40	(368)	74	—
Eliminations	(379)	(363)	(4)	—	—	—	—	—	—
Consolidated	$11,976	$12,030	0	$2,711	$2,472	10	$2,660	$3,380	(21)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the three months ended September 26, 2014, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $187 million for Europe, $16 million for Latin America, $3 million for North America, $154 million for Asia Pacific and $19 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Eurasia and Africa, $2 million for Europe, $59 million for North America, $2 million for Asia Pacific, $34 million for Bottling Investments and $20 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives.

•
Operating income (loss) and income (loss) before income taxes were reduced by $7 million for Bottling Investments as a result of the restructuring and transition of the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

•	Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $7 million for Corporate due to a charge related to our indemnification of a previously consolidated entity.

•	Income (loss) before income taxes was reduced by $270 million for North America due to the refranchising of certain territories.

•
Income (loss) before income taxes was reduced by $8 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended (continued)

During the three months ended September 27, 2013, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $188 million for Europe, $22 million for Latin America, $4 million for North America, $128 million for Asia Pacific and $21 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Europe, $53 million for North America, $2 million for Asia Pacific, $45 million for Bottling Investments and $41 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives. Operating income (loss) and income (loss) before income taxes were increased by $2 million for North America due to the refinement of previously established accruals related to the Company's integration of Coca-Cola Enterprises' ("CCE") former North America business.

•	Operating income (loss) and income (loss) before income taxes was reduced by $190 million for Corporate due to impairment charges recorded on certain of the Company's intangible assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $11 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•
Income (loss) before income taxes was increased by $615 million for Corporate due to a gain the Company recognized on the deconsolidation of our Brazilian bottling operations as a result of their combination with an independent bottling partner.

•
Income (loss) before income taxes was increased by $30 million for Corporate due to the merger of four of the Company's Japanese bottling partners in which we held equity method investments prior to their merger.

•
Income (loss) before income taxes was increased by $8 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)	September 26, 2014	September 27, 2013	% Fav. / (Unfav.)
Eurasia & Africa	$2,099	$2,103	0	$858	$845	2	$893	$868	3
Europe	4,291	4,065	6	2,363	2,261	5	2,398	2,318	3
Latin America	3,406	3,673	(7)	1,954	2,209	(12)	1,957	2,213	(12)
North America	16,109	16,319	(1)	2,015	1,875	7	1,593	1,879	(15)
Asia Pacific	4,613	4,616	0	2,041	2,024	1	2,059	2,042	1
Bottling Investments	5,556	6,108	(9)	26	186	(86)	481	677	(29)
Corporate	126	124	1	(1,000)	(1,277)	22	(1,132)	(748)	(51)
Eliminations	(1,074)	(1,194)	10	—	—	—	—	—	—
Consolidated	$35,126	$35,814	(2)	$8,257	$8,123	2	$8,249	$9,249	(11)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the nine months ended September 26, 2014, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $530 million for Europe, $46 million for Latin America, $13 million for North America, $432 million for Asia Pacific and $53 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Eurasia and Africa, $2 million for Europe, $192 million for North America, $10 million for Asia Pacific, $142 million for Bottling Investments and $54 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives.

•
Operating income (loss) and income (loss) before income taxes were reduced by $32 million for Bottling Investments as a result of the restructuring and transition of the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

•	Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $7 million for Corporate due to a charge related to our indemnification of a previously consolidated entity.

•	Income (loss) before income taxes was reduced by $410 million for North America due to the refranchising of certain territories.

•
Income (loss) before income taxes was reduced by $21 million for Bottling Investments and $247 million for Corporate due to the devaluation of the Venezuelan bolivar, including a write-down of receivables related to concentrate sales to our bottling partner in Venezuela as well as our proportionate share of the charge incurred by this bottler, an equity method investee.

•
Income (loss) before income taxes was reduced by $20 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended (continued)
During the nine months ended September 27, 2013, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $520 million for Europe, $169 million for Latin America, $13 million for North America, $431 million for Asia Pacific and $61 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $2 million for Eurasia and Africa, $7 million for Europe, $190 million for North America, $16 million for Asia Pacific, $86 million for Bottling Investments and $97 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives. Operating income (loss) and income (loss) before income taxes were increased by $2 million for North America due to the refinement of previously established accruals related to the Company's integration of CCE's former North America business. Operating income (loss) and income (loss) before income taxes were increased by $1 million for Asia Pacific and $1 million for Corporate due to the refinement of previously established accruals related to the Company's 2008-2011 productivity initiatives.

•	Operating income (loss) and income (loss) before income taxes was reduced by $190 million for Corporate due to impairment charges recorded on certain of the Company's intangible assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $11 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $7 million for Corporate due to transaction costs associated with certain of the Company's bottling partners.

•
Operating income (loss) and income (loss) before income taxes were increased by $3 million for North America due to the refinement of previously established accruals related to the loss or damage of certain fixed assets as a result of Hurricane Sandy.

•
Income (loss) before income taxes was increased by $615 million for Corporate due to a gain the Company recognized on the deconsolidation of our Brazilian bottling operations as a result of their combination with an independent bottling partner.

•
Income (loss) before income taxes was reduced by $9 million for Bottling Investments and $140 million for Corporate due to the devaluation of the Venezuelan bolivar, including our proportionate share of the charge incurred by an equity method investee which has operations in Venezuela.

•
Income (loss) before income taxes was reduced by a net $114 million for Corporate due to charges related to the merger of four of the Company's Japanese bottling partners in which we held equity method investments prior to their merger.

•
Income (loss) before income taxes was increased by $139 million for Corporate due to a gain the Company recognized as a result of Coca-Cola FEMSA issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment.

•
Income (loss) before income taxes was reduced by $25 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $23 million for Corporate due to a charge the Company recognized on the early extinguishment of certain long-term debt.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Asset Impairments
During the three and nine months ended September 27, 2013, the Company recorded charges of $190 million related to certain intangible assets. These charges included $108 million related to the impairment of trademarks recorded in our Bottling Investments and Pacific operating segments. These impairments were primarily due to a strategic decision to phase out certain local-market value brands which resulted in a change in the expected useful life of the intangible assets. The charges were determined by comparing the fair value of the trademarks, derived using discounted cash flow analyses, to the current carrying value. Additionally, the remaining charge of $82 million was related to goodwill recorded in our Bottling Investments operating segment. This charge was primarily the result of management's revised outlook on market conditions and volume performance. The total impairment charges of $190 million were recorded in our Corporate operating segment.
Restructuring
During the three and nine months ended September 26, 2014, the Company recorded charges of $34 million and $142 million, respectively. The Company also recorded charges of $45 million and $86 million during the three and nine months ended September 27, 2013, respectively. These charges were primarily related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three and nine months ended September 26, 2014, the Company recorded charges of $84 million and $259 million, respectively. The Company also recorded charges of $97 million and $312 million during the three and nine months ended September 27, 2013, respectively. These charges were related to our productivity and reinvestment program. This program is focused on the following initiatives: global supply chain optimization; global marketing and innovation effectiveness; operating expense leverage and operational excellence; data and information technology systems standardization; and further integration of CCE's former North America business.
In February 2014, the Company announced that we are expanding our productivity and reinvestment program to drive an incremental $1 billion in productivity by 2016 that will primarily be redirected into increased media investments. Our incremental productivity goal consists of two relatively equal components. First, expanded savings through global supply chain optimization, data and information technology system standardization, and resource and cost reallocation. These savings will be reinvested in global brand-building initiatives, with an emphasis on increased media spending. Second, we will be increasing the effectiveness of our marketing investments by transforming our marketing and commercial model to redeploy resources into more consumer-facing marketing investments to accelerate growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Equity Investees
During the three and nine months ended September 26, 2014, the Company recorded net charges of $8 million and $20 million, respectively. During the three and nine months ended September 27, 2013, the Company recorded a net gain of $8 million and a net charge of $25 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 26, 2014, the Company recorded charges of $270 million and $410 million, respectively, primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners. These charges include $236 million related to assets classified as held for sale as a result of the Company entering into definitive agreements during the three months ended September 26, 2014, to refranchise additional territories. Under the terms of the new agreements, the bottlers will purchase finished products from the Company for distribution in these newly granted territories. In exchange for the grant of the exclusive rights to distribute, promote, market and sell the Company's products in the assigned territories, the bottlers will make ongoing quarterly payments to the Company based on their future gross profit in these territories.
During the three and nine months ended September 26, 2014, the Company recorded a charge of $7 million associated with our indemnification of a previously consolidated entity. The impact of this charge effectively reduced the initial gain the Company recognized when we sold the entity.

During the three and nine months ended September 27, 2013, the Company recorded a gain of $615 million related to the deconsolidation of our Brazilian bottling operations upon their combination with an independent bottler. Subsequent to this transaction, the Company accounts for our investment in the newly combined Brazilian bottling operations under the equity method of accounting.

In 2012, four of the Company's Japanese bottling partners announced their intent to merge as Coca-Cola East Japan Bottling Company, Ltd. ("CCEJ"), a publicly traded entity, through a share exchange. The merger was completed effective July 1, 2013. The terms of the merger agreement included the issuance of new shares of one of the publicly traded bottlers in exchange for 100 percent of the outstanding shares of the remaining three bottlers according to an agreed upon share exchange ratio. As a result, the Company recorded a gain of $30 million during the three months ended September 27, 2013, based on the value of the shares the Company received on July 1, 2013. This gain partially offset a loss the Company recorded during the second quarter of 2013 for those investments in which the Company's carrying value was higher than the fair value of the shares expected to be received. In total, the Company recorded a net loss of $114 million during the nine months ended September 27, 2013, related to our investment in the entities that merged to form CCEJ.
As a result of the transactions described above in Brazil and Japan, the Company recorded a charge of $60 million during the three and nine months ended September 27, 2013. This charge was due to the deferral of the revenue and corresponding gross profit associated with the intercompany portion of our concentrate sales to CCEJ and the newly combined Brazilian bottling operations until the finished beverage products made from those concentrates are sold to a third party.
In addition to the items above, during the nine months ended September 27, 2013, the Company recorded a gain of $139 million due to Coca-Cola FEMSA, S.A.B. de C.V. ("Coca-Cola FEMSA"), an equity method investee, issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment, charges of $7 million due to transaction costs associated with certain of our bottling partners and a benefit of $1 million due to an adjustment to the Company's loss on the sale of a majority interest in our previously consolidated Philippine bottling operations to Coca-Cola FEMSA in January 2013.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Certain Tax Matters
During the three and nine months ended September 26, 2014, the Company recorded a net tax benefit of $29 million and a net tax charge of $2 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three and nine months ended September 27, 2013, the Company recorded a net tax benefit of $20 million related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended September 26, 2014 and September 27, 2013, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $21 million and $25 million, respectively, to our non-GAAP income before income taxes. During the nine months ended September 26, 2014 and September 27, 2013, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $120 million and an increase of $95 million, respectively, to our non-GAAP income before income taxes.
Hyperinflationary Economies
During the nine months ended September 26, 2014, the Company recorded charges of $268 million related to the devaluation of the Venezuelan bolivar, including a write-down of receivables related to concentrate sales to our bottling partner in Venezuela as well as our proportionate share of the charge incurred by this bottler, an equity method investee. During the nine months ended September 27, 2013, the Company recorded charges of $149 million related to the devaluation of the Venezuelan bolivar, including our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Restructuring and Transitioning Russian Juice Operations
During the three and nine months ended September 26, 2014, the Company recorded losses of $5 million and $30 million, respectively, related to restructuring and transitioning its Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Early Extinguishment of Long-Term Debt
During the nine months ended September 27, 2013, the Company recorded a charge of $23 million due to the early extinguishment of certain long-term debt.
Impact of Natural Disasters
On October 29, 2012, Hurricane Sandy caused widespread flooding and wind damage across the mid-Atlantic region of the United States, primarily in New York and New Jersey. During the nine months ended September 27, 2013, the Company reversed charges of $3 million due to the refinement of previously established accruals related to the loss or damage of certain fixed assets resulting from the hurricane.
Fixed Assets
During the three and nine months ended September 26, 2014, the Company recorded a charge of $1 million associated with certain of the Company's fixed assets.
During the three and nine months ended September 27, 2013, the Company recorded a charge of $11 million associated with certain of the Company's fixed assets.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Currency Neutral
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
Structural Changes
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed our process of buying and selling recyclable materials in North America; was impacted by a new provision enacted by the Venezuelan government which imposes a maximum threshold for profit margins; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. In 2013, the Company acquired bottling operations in Myanmar and deconsolidated our Philippine and Brazilian bottling operations. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 26, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,976	$4,630	$7,346	61.3%	$4,507	$128	$2,711	22.6%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(34)	34
Productivity & Reinvestment	—	—	—		—	(84)	84
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(7)	7
Other Items	5	19	(14)		(15)	(3)	4
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$11,981	$4,649	$7,332	61.2%	$4,492	$—	$2,840	23.7%

	Three Months Ended September 27, 2013
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,030	$4,793	$7,237	60.2%	$4,424	$341	$2,472	20.5%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(235)	235
Productivity & Reinvestment	—	—	—		—	(97)	97
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	2	(2)
Transaction Gains/Losses	78	18	60		—	—	60
Other Items	7	32	(25)		—	(11)	(14)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$12,115	$4,843	$7,272	60.0%	$4,424	$—	$2,848	23.5%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	0	(3)	1		2	(63)	10
% Currency Impact	(1)	0	(1)		(1)	—	(3)
% Change — Currency Neutral Reported	0	(3)	3		2	—	12
% Structural Impact	(1)	(1)	(1)		(1)	—	(1)
% Change — Currency Neutral Reported and Adjusted for Structural Items	1	(2)	4		3	—	13

% Change — After Considering Items (Non-GAAP)	(1)	(4)	1		2	—	0
% Currency Impact After Considering Items (Non-GAAP)	(1)	0	(1)		(1)	—	(3)
% Change — Currency Neutral After Considering Items (Non-GAAP)	0	(4)	2		2	—	3
% Structural Impact After Considering Items (Non-GAAP)	(1)	(1)	(2)		(1)	—	(2)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	1	(3)	4		3	—	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 26, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$113	$205	$(312)	$2,660	$538	20.2%	$8	$2,114	$0.48
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	34	—		—	34	0.01
Productivity & Reinvestment	—	—	—	84	30		—	54	0.01
Productivity Initiatives	—	—	—	—	—		—	—	—
Equity Investees	—	8	—	8	1		—	7	—
CCE Transaction	—	—	—	—	—		—	—	—
Transaction Gains/Losses	—	—	270	277	96		—	181	0.04
Other Items	—	—	(19)	(15)	(8)		—	(7)	—
Certain Tax Matters	—	—	—	—	29		—	(29)	(0.01)
After Considering Items (Non-GAAP)	$113	$213	$(61)	$3,048	$686	22.5%	$8	$2,354	$0.53

	Three Months Ended September 27, 2013
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$90	$204	$658	$3,380	$925	27.4%	$8	$2,447	$0.54
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	235	—		—	235	0.05
Productivity & Reinvestment	—	—	—	97	37		—	60	0.01
Productivity Initiatives	—	—	—	—	—		—	—	—
Equity Investees	—	(8)	—	(8)	(8)		—	—	—
CCE Transaction	—	—	—	(2)	(1)		—	(1)	—
Transaction Gains/Losses	—	—	(645)	(585)	(255)		—	(330)	(0.07)
Other Items	—	—	—	(14)	(5)		—	(9)	—
Certain Tax Matters	—	—	—	—	20		—	(20)	—
After Considering Items (Non-GAAP)	$90	$196	$13	$3,103	$713	23.0%	$8	$2,382	$0.53

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	26	1	—	(21)	(42)		24	(14)	(13)
% Change — After Considering Items (Non-GAAP)	26	9	—	(2)	(4)		23	(1)	0

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,445 million average shares outstanding — diluted

[2]	4,498 million average shares outstanding — diluted
Diluted net income per share growth for the three months ended September 26, 2014, included an unfavorable currency impact of 5%. Currency neutral diluted net income per share growth for the three months ended September 26, 2014, was (8)%. Diluted net income per share growth after considering items impacting comparability for the three months ended September 26, 2014, included an unfavorable currency impact of 6%. Currency neutral diluted net income per share growth after considering items impacting comparability for the three months ended September 26, 2014, was 6%.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 26, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,126	$13,532	$21,594	61.5%	$12,880	$457	$8,257	23.5%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(142)	142
Productivity & Reinvestment	—	—	—		—	(259)	259
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(7)	7
Other Items	(15)	88	(103)		(14)	(49)	(40)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$35,111	$13,620	$21,491	61.2%	$12,866	$—	$8,625	24.6%

	Nine Months Ended September 27, 2013
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,814	$14,106	$21,708	60.6%	$12,991	$594	$8,123	22.7%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(276)	276
Productivity & Reinvestment	—	—	—		—	(312)	312
Productivity Initiatives	—	—	—		—	2	(2)
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	2	(2)
Transaction Gains/Losses	78	18	60		(5)	(2)	67
Other Items	10	(81)	91		(4)	(8)	103
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$35,902	$14,043	$21,859	60.9%	$12,982	$—	$8,877	24.7%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(2)	(4)	(1)		(1)	(23)	2
% Currency Impact	(2)	(1)	(3)		(1)	—	(6)
% Change — Currency Neutral Reported	0	(3)	3		1	—	8
% Structural Impact	(2)	(2)	(2)		(2)	—	(3)
% Change — Currency Neutral Reported and Adjusted for Structural Items	2	(1)	4		2	—	10

% Change — After Considering Items (Non-GAAP)	(2)	(3)	(2)		(1)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(2)	(1)	(3)		(1)	—	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	0	(2)	1		1	—	3
% Structural Impact After Considering Items (Non-GAAP)	(2)	(2)	(2)		(2)	—	(3)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	2	0	4		2	—	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 26, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$344	$530	$(630)	$8,249	$1,896	23.0%	$25	$6,328	$1.42
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	142	—		—	142	0.03
Productivity & Reinvestment	—	—	—	259	96		—	163	0.04
Productivity Initiatives	—	—	—	—	—		—	—	—
Equity Investees	—	20	—	20	3		—	17	—
CCE Transaction	—	—	—	—	—		—	—	—
Transaction Gains/Losses	—	—	410	417	147		—	270	0.06
Other Items	—	21	198	179	(55)		—	234	0.05
Certain Tax Matters	—	—	—	—	(2)		—	2	—
After Considering Items (Non-GAAP)	$344	$571	$(22)	$9,266	$2,085	22.5%	$25	$7,156	$1.61

	Nine Months Ended September 27, 2013
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$314	$537	$522	$9,249	$2,331	25.2%	$44	$6,874	$1.52
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	276	—		—	276	0.06
Productivity & Reinvestment	—	—	—	312	115		—	197	0.04
Productivity Initiatives	—	—	—	(2)	(1)		—	(1)	—
Equity Investees	—	25	—	25	(5)		—	30	0.01
CCE Transaction	—	—	—	(2)	(1)		—	(1)	—
Transaction Gains/Losses	—	—	(641)	(574)	(307)		—	(267)	(0.06)
Other Items	(23)	9	140	275	46		—	229	0.05
Certain Tax Matters	—	—	—	—	20		—	(20)	—
After Considering Items (Non-GAAP)	$291	$571	$21	$9,559	$2,198	23.0%	$44	$7,317	$1.62

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	10	(1)	—	(11)	(19)		(42)	(8)	(7)
% Change — After Considering Items (Non-GAAP)	18	0	—	(3)	(5)		(42)	(2)	(1)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,454 million average shares outstanding — diluted

[2]	4,518 million average shares outstanding — diluted
Diluted net income per share growth for the nine months ended September 26, 2014, included an unfavorable currency impact of 8%. Currency neutral diluted net income per share growth for the nine months ended September 26, 2014, was 1%. Diluted net income per share growth after considering items impacting comparability for the nine months ended September 26, 2014, included an unfavorable currency impact of 6%. Currency neutral diluted net income per share growth after considering items impacting comparability for the nine months ended September 26, 2014, was 6%.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Three Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$709	$1,429	$1,177	$5,599	$1,575	$1,823	$43	$(379)	$11,976
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	9	—	4	(8)	—	5
After Considering Items (Non-GAAP)	$709	$1,429	$1,177	$5,608	$1,575	$1,827	$35	$(379)	$11,981

	Three Months Ended September 27, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$669	$1,420	$1,230	$5,719	$1,496	$1,832	$27	$(363)	$12,030
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	5	—	73	—	—	—	78
Other Items	—	—	—	—	—	—	7	—	7
After Considering Items (Non-GAAP)	$669	$1,420	$1,235	$5,719	$1,569	$1,832	$34	$(363)	$12,115

Currency Neutral Net Operating Revenues by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	6	1	(4)	(2)	5	0	59	—	0
% Currency Impact	(5)	3	(5)	0	(3)	1	69	—	(1)
% Change — Currency Neutral Reported	11	(2)	0	(2)	9	(1)	(10)	—	0
% Structural Impact	0	0	(5)	(2)	5	(2)	0	—	(1)
% Change — Currency Neutral Reported and Adjusted for Structural Items	11	(2)	6	0	3	1	(10)	—	1

% Change — After Considering Items (Non-GAAP)	6	1	(5)	(2)	0	0	1	—	(1)
% Currency Impact After Considering Items (Non-GAAP)	(5)	3	(5)	0	(3)	1	9	—	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	11	(2)	0	(2)	3	(1)	(8)	—	0
% Structural Impact After Considering Items (Non-GAAP)	0	0	(6)	(2)	0	(2)	0	—	(1)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items(Non-GAAP)	11	(2)	6	0	3	1	(8)	—	1

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Nine Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,099	$4,291	$3,406	$16,109	$4,613	$5,556	$126	$(1,074)	$35,126
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	9	—	(20)	(4)	—	(15)
After Considering Items (Non-GAAP)	$2,099	$4,291	$3,406	$16,118	$4,613	$5,536	$122	$(1,074)	$35,111

	Nine Months Ended September 27, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,103	$4,065	$3,673	$16,319	$4,616	$6,108	$124	$(1,194)	$35,814
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	5	—	73	—	—	—	78
Other Items	—	—	—	2	—	—	8	—	10
After Considering Items (Non-GAAP)	$2,103	$4,065	$3,678	$16,321	$4,689	$6,108	$132	$(1,194)	$35,902

Currency Neutral Net Operating Revenues by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	6	(7)	(1)	0	(9)	1	—	(2)
% Currency Impact	(9)	4	(11)	0	(5)	(1)	5	—	(2)
% Change — Currency Neutral Reported	9	2	3	(1)	5	(8)	(4)	—	0
% Structural Impact	0	0	(3)	(1)	2	(12)	0	—	(2)
% Change — Currency Neutral Reported and Adjusted for Structural Items	9	2	7	0	4	3	(4)	—	2

% Change — After Considering Items (Non-GAAP)	0	6	(7)	(1)	(2)	(9)	(8)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(9)	4	(11)	0	(5)	(1)	(4)	—	(2)
% Change — Currency Neutral After Considering Items (Non-GAAP)	9	2	3	(1)	4	(9)	(4)	—	0
% Structural Impact After Considering Items (Non-GAAP)	0	0	(3)	(1)	0	(12)	0	—	(2)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items(Non-GAAP)	9	2	7	0	4	3	(4)	—	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$265	$752	$653	$760	$638	$14	$(371)	$2,711
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	34	—	34
Productivity & Reinvestment	1	2	—	59	2	—	20	84
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	7	7
Other Items	—	—	—	2	—	10	(8)	4
After Considering Items (Non-GAAP)	$266	$754	$653	$821	$640	$58	$(352)	$2,840

	Three Months Ended September 27, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$231	$742	$720	$803	$575	$22	$(621)	$2,472
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	45	190	235
Productivity & Reinvestment	—	1	—	53	2	—	41	97
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	(2)	—	—	—	(2)
Transaction Gains/Losses	—	—	5	—	55	—	—	60
Other Items	—	—	—	(24)	11	(8)	7	(14)
After Considering Items (Non-GAAP)	$231	$743	$725	$830	$643	$59	$(383)	$2,848

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	15	1	(9)	(5)	11	(39)	40	10
% Currency Impact	(9)	2	(6)	0	(6)	(1)	3	(3)
% Change — Currency Neutral Reported	24	0	(4)	(5)	17	(38)	37	12

% Change — After Considering Items (Non-GAAP)	15	2	(10)	(1)	0	(2)	8	0
% Currency Impact After Considering Items (Non-GAAP)	(9)	2	(6)	0	(6)	0	1	(3)
% Change — Currency Neutral After Considering Items (Non-GAAP)	24	0	(4)	(1)	5	(2)	7	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Nine Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$858	$2,363	$1,954	$2,015	$2,041	$26	$(1,000)	$8,257
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	142	—	142
Productivity & Reinvestment	1	2	—	192	10	—	54	259
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	7	7
Other Items	—	—	—	(90)	—	30	20	(40)
After Considering Items (Non-GAAP)	$859	$2,365	$1,954	$2,117	$2,051	$198	$(919)	$8,625

	Nine Months Ended September 27, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$845	$2,261	$2,209	$1,875	$2,024	$186	$(1,277)	$8,123
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	86	190	276
Productivity & Reinvestment	2	7	—	190	16	—	97	312
Productivity Initiatives	—	—	—	—	(1)	—	(1)	(2)
CCE Transaction	—	—	—	(2)	—	—	—	(2)
Transaction Gains/Losses	—	—	5	—	55	—	7	67
Other Items	—	—	—	85	11	(1)	8	103
After Considering Items (Non-GAAP)	$847	$2,268	$2,214	$2,148	$2,105	$271	$(976)	$8,877

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	2	5	(12)	7	1	(86)	22	2
% Currency Impact	(12)	3	(13)	0	(8)	(2)	1	(6)
% Change — Currency Neutral Reported	14	2	1	8	9	(84)	21	8

% Change — After Considering Items (Non-GAAP)	1	4	(12)	(2)	(3)	(27)	6	(3)
% Currency Impact After Considering Items (Non-GAAP)	(12)	3	(13)	0	(8)	(1)	0	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	13	2	1	(1)	5	(26)	6	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:

	Three Months Ended September 26, 2014
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	10	1	8
% Change — Currency Neutral Reported	12	3	10
% Change — Currency Neutral Reported and Adjusted for Structural Items	13	4	9

% Change — After Considering Items (Non-GAAP)	0	1	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	2	0
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	5	4	1

	Nine Months Ended September 26, 2014
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	2	(1)	2
% Change — Currency Neutral Reported	8	3	5
% Change — Currency Neutral Reported and Adjusted for Structural Items	10	4	6

% Change — After Considering Items (Non-GAAP)	(3)	(2)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	1	1
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	5	4	2

Note:	Certain rows may not add due to rounding.
1 Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:

	Nine Months Ended September 26, 2014	Nine Months Ended September 27, 2013
Reported (GAAP)
Issuances of Stock	$1,058	$1,079
Purchases of Stock for Treasury	(2,963)	(3,892)
Net Change in Stock Issuance Receivables[1]	—	(17)
Net Change in Treasury Stock Payables[2]	(21)	62
Net Treasury Share Repurchases (Non-GAAP)	$(1,926)	$(2,768)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 17 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca‑colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the market place; product safety and quality concerns; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues, even if unwarranted; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; one or more of our counterparty financial institutions default on their obligations to us or fail; an inability to realize additional benefits targeted by our productivity and reinvestment program; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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